EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


        Name                    Jurisdiction of Organization                        Ownership
----------------------         ------------------------------        -----------------------------------------

   James Monroe Bank                     Virginia                                     100%
James Monroe Statutory                  Connecticut                   100% of the common voting securities
        Trust I
James Monroe Statutory                  Connecticut                    100% of the common voting securities
        Trust II
